EXHIBIT 23.1

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB, into the Company's previously filed Registration Statements on Form S-8 (No. 33-76614 and No. 333-46383).


ARTHUR ANDERSEN LLP

Houston, Texas
March 27, 1998